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                                                                   EXHIBIT 16.1


                    [COOPERS & LYBRAND L.L.P. LETTERHEAD]



February 24, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



Gentlemen:

We have read the statements made by Rock Financial Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 11 of Form S-1, as part of the corporation's registration statement on Form S-1. We agree with the statements concerning our firm in such Form S-1.

Very truly yours,



/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
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of a penalty bid may also affect the price of the Common Shares to the extent that it discourages resales thereof. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

                                LEGAL MATTERS

         The validity of the Common Shares to be offered by this Prospectus will be passed upon for Rock and the Selling Shareholders by Honigman Miller Schwartz and Cohn, Detroit, Michigan. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Berick, Pearlman & Mills Co., L.P.A., Cleveland, Ohio.

                                   EXPERTS

         The financial statements of Rock Financial Corporation as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997, included in this Prospectus and elsewhere in the Registration Statement have been included in this Prospectus and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere in this Prospectus, and upon the authority of such firm as experts in accounting and auditing.

                            CHANGE IN ACCOUNTANTS

         Rock engaged KPMG Peat Marwick LLP as its independent accountants after it terminated its relationship with Coopers & Lybrand LLP in August 1997. In connection with its audits for 1996 and 1995 and during the interim period preceding such termination, there were no disagreements between Rock and Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused them to make reference thereto in their report on the financial statements. No report issued by Coopers & Lybrand LLP with respect to Rock's financial statements contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was made by management of Rock.

                           ADDITIONAL INFORMATION

         Rock has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus forms a part, with respect to the Common Shares offered by this Prospectus. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to Rock and the Common Shares offered by this Prospectus. Statements contained in this Prospectus concerning the provisions of documents are necessarily summaries of such documents and when any such document is an exhibit to the Registration Statement, each such statement is qualified in its entirety by reference to the copy of such document filed with the Commission. Copies of the Registration Statement may be acquired upon payment of the prescribed fees or examined without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the Registration Statement may be accessed electronically at the Commission's site on the World Wide Web at http://www.sec.gov.

         Upon completion of the Offering, Rock will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports, proxy and information statements with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the address and web site set forth above.


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